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                                                                    EXHIBIT 10.8


                  SIXTH AMENDMENT TO RESTATED CREDIT AGREEMENT


         This Sixth Amendment to Restated Credit Agreement (the "Amendment") is entered into as of this 26th day of May, 2004, by and between COMERICA BANK, a Michigan banking corporation ("Bank"), with offices at One Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48226, and MEADOWBROOK INSURANCE GROUP, INC., a Michigan corporation, with offices at 26600 Telegraph Road, Suite 300, Southfield, Michigan 48034 ("Borrower").

                                    RECITALS:

         A. Borrower and Bank entered into a certain Restated Credit Agreement dated as of September 25, 2002 (as amended from time to time, the "Agreement") pursuant to which Borrower incurred certain indebtedness and obligations and granted the Bank certain security for such indebtedness and obligations; and

         B. WHEREAS, Borrower and Bank desire to amend the Agreement upon the following terms and conditions.

         NOW THEREFORE, for good and valuable consideration, the parties agree as follows:

1.       DEFINITIONS

         1.1 Capitalized terms used herein and not defined to the contrary have the meanings given them in the Agreement.

2.       AMENDMENT TO AGREEMENT

         2.1 Section 1 of the Credit Agreement is amended by inserting the following definitions of "ICONS Obligations" and "ICONS Term Sheet" in appropriate alphabetical order:

         "ICONS Obligations" shall mean the obligations of Borrower as either the Issuer or Guarantor of the "Securities" as defined in and described by the ICONS Term Sheet.

         "ICONS Term Sheet" means that certain Senior Notes Term Sheet issued by Morgan Stanley and Cochran, Caronia & Co., delivered to and accepted by Borrower as of May 26, 2004 (a true copy of which has been delivered to Bank).

         2.2 Section 9.1 of the Credit Agreement is hereby amended by replacing the period at the end of clause (m) thereof with a semicolon and inserting, thereafter, the following:

         "(n) from and after the closing on and issuance of the "Instrument" as described in and on terms consistent with the ICONS Term Sheet, the ICONS Obligations."




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         2.3 Section 9.3 of the Agreement is hereby amended and restated in its entirety as follows:

         "9.3 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

         (a) pursuant to the Loan Documents;

         (b) from and after the closing on and issuance of the "Securities" as described in and on terms consistent with the Dekania Term Sheet, the Dekania Obligations;

         (c) from and after the closing on and issuance of the "Securities" as described in and on terms consistent with the Dekania II Term Sheet, the Dekania II Obligations; and

         (d) from and after the closing on and issuance of the "Securities" as described in and on terms consistent with the ICONS Term Sheet, the ICONS Obligations."

         2.4 Section 10.1(g)of the Agreement is hereby amended and restated in its entirety as follows:

         "(g) default (i) in the payment of any indebtedness for borrowed money (other than Indebtedness hereunder) of Company or any Subsidiary in excess of One Hundred Thousand Dollars ($100,000) in the aggregate when due (whether by acceleration or otherwise) and continuance thereof beyond any applicable period of cure; (ii) in the payment of any indebtedness in connection with the Dekania Obligations, the Dekania II Obligations and/or the ICONS Obligations when due (whether by acceleration or otherwise) and continuance thereof beyond any applicable period of cure; or (iii) failure to comply with the terms of any other obligation of Company or any Subsidiary with respect to any indebtedness for borrowed money (other than Indebtedness hereunder) in excess of One Hundred Thousand Dollars ($100,000) in the aggregate, which with the giving of notice or passage of time or both would permit the holder or holders thereto to accelerate such other indebtedness for borrowed money or terminate its commitment thereunder, as applicable;"

3.       REPRESENTATIONS

         Borrower hereby represents and warrants that:

         3.1 Execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment are within Borrower's powers, have been duly authorized, are not in contravention of law or the terms of Borrower's articles of incorporation/charter, or bylaws, and do not require the consent or approval of any governmental body, agency, or authority.




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         3.2 This Amendment and any other documents and instruments required under this Amendment or the Agreement, when issued and delivered under this Amendment or the Agreement, will be valid and binding in accordance with their terms.

         3.3 The continuing representations and warranties of Borrower set forth in Sections 7.1 through 7.19 of the Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof.

         3.4 Except as previously disclosed to Bank in writing, no default or event of default, or condition or event which, with the giving of notice or the running of time, or both, would constitute a Default or Event of Default under the Notes or the Agreement, has occurred and is continuing as of the date hereof.

4.       MISCELLANEOUS

         4.1 This Amendment may be executed in as many counterparts as Bank and Borrower deem convenient, and shall become effective upon: (a) delivery to Bank of all executed counterparts hereof; and (b) delivery to Bank, in form and substance satisfactory to Bank of each of the documents, instruments and fees listed on the Checklist attached as Exhibit "A" hereto.

         4.2 Borrower and Bank acknowledge and agree that except as specifically amended hereby, all of the terms and conditions of the Agreement and the Notes and loan documents related thereto (collectively, the "Loan Documents") remain in full force and effect in accordance with their original terms.

         4.3 Borrower shall pay all of Bank's legal costs and expenses (including attorneys' fees and expenses) incurred in the negotiation, preparation and closing hereof, including, without limitation, costs of all lien searches and financing statement filings.

         4.4 Except as specifically set forth herein, nothing set forth in this Amendment shall constitute, or be interpreted or construed to constitute, a waiver of any right or remedy of Bank, or of any default or event of default whether now existing or hereafter arising and whether now known or hereafter discovered by or disclosed to Bank.

         4.5 Bank expressly reserves the right to exercise any or all rights and remedies provided under the Loan Documents and applicable law except as modified herein. Bank's failure to immediately exercise such rights and remedies shall not be construed as a waiver or modification of those rights or an offer of forbearance.

         4.6 Borrower, in every capacity, hereby waives, discharges and forever releases Bank, Bank's employees, officers, directors, attorneys, stockholders and successors and assigns, from and of any and all claims, causes of action, defenses, counterclaims or offsets Borrower may have or may have made which (in any case) could be based on facts or circumstances known to Borrower as of the date of this Amendment, against any or all of Bank, Bank's employees, officers, directors, attorneys, stockholders and successors and assigns.






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         IN WITNESS WHEREOF, this Amendment has been executed as of the day first stated above.


                                          MEADOWBROOK INSURANCE GROUP, INC.,
                                          a Michigan corporation


                                          By:   /s/ Robert S. Cubbin
                                               ---------------------------------
                                                Robert S. Cubbin
                                          Its:  President


                                          COMERICA BANK,
                                          a Michigan banking corporation


                                          By:   /s/ Julie J. Nowicki
                                               ---------------------------------
                                                Julie J. Nowicki
                                          Its:  Assistant Vice President



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                                   EXHIBIT "A"

                                CLOSING CHECKLIST

                         SIXTH AMENDMENT TO MEADOWBROOK
                              INSURANCE GROUP, INC.
                            RESTATED CREDIT AGREEMENT
                                      WITH
                                  COMERICA BANK

                                  MAY 26, 2004


I.       AUTHORIZING DOCUMENTS

         A.       Meadowbrook Insurance Group, Inc.

                  1.      Recertification of Authority Documents
                  2.      Good Standing Certificate (Michigan)

II.      LOAN DOCUMENTS

                  3.       Sixth Amendment to Restated Credit Agreement
                  4.       Reaffirmation of Guaranties








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